Exhibit 3.111
State of Missouri
Judith K. Moriarty, Secretary of State
P.O. Box 778, Jefferson City, Mo. 65102
Corporation Division
CERTIFICATE OF
INCORPORATION ISSUED
SEP 7 1993
Judith K. Moriarty
SECRETARY OF STATE
Articles of Incorporation
(To be submitted in duplicate by an attorney or an incorporator.)
The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:
Article One
The name of the corporation is Moberly Hospital, Inc.
Article Two
The address including street and number, if any, of the corporation’s initial registered office in this state is 235 East High Street, Jefferson City, MO 65102 and the name of its initial agent at such address is Corporation Service Company d/b/a CSC Incorporating Service Company.
Article Three
The aggregate number class and par value, if any, of shares which the corporation shall have authority to issue shall be: The number of shares that the corporation is authorized to issue is One Thousand (1,000) shares of $.01 par value common stock.
The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows: The corporation shall have one class of stock and such common stock shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution of the corporation.
Article Four
The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.
Shareholders of the corporation shall have no preemptive rights to acquire additional shares of the corporation.

Article Five
The name and place of residence of each incorporator is as follows: Sara Martin-Michels, 414 Union Street, Suite 1200, Nashville, TN 37219.
Article Six
(Designate which and complete the applicable paragraph.)
[X] The number of directors to constitute the first board of directors is 3. Thereafter the number of directors shall be fixed by, or in the manner provided by the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.
OR
[     ] The number of directors to constitute the board of directors is ___. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The person to constitute the first board of directors may, but need not, be named.)
Article Seven
The duration of the corporation is perpetual.
Article Eight
The corporation is formed for the following purposes: The purpose of the Corporation is to own and operate health care facilities and to engage in any lawful act or activity for which corporations may be organized under the Missouri General and Business Corporation Law (the “Missouri Code”).
Article Nine
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 351.345 of the Missouri Code or (iv) for any transaction from which the director derived any improper personal benefit. If the Missouri Code is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Missouri Code, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
Article Ten

A. RIGHTS TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Missouri Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Missouri Code requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Missouri Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Missouri Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Missouri Code.
E. INDEMNITY OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Missouri Code with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
Article Eleven
The Board of Directors of the Corporation shall have the power to adopt and amend the Bylaws of the Corporation.
IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 3rd day of September, 1993.
/s/ Sara Martin-Michels
Sara Martin-Michels,
Incorporator

State of Tennessee	)
	)	ss.
County of Davidson	)
I, Trudie Schwenk, Notary Public, do hereby certify that on this 3rd day of September, 1993, personally appeared before me Sara Martin-Michels, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator and that the statements herein, contained are true.
/s/ Trudie C. Schwenk
Notary Public

My commission expires 9-24-94
CERTIFICATE OF INCORPORATION ISSUED
SEP 7 1993
Judith K. Moriarty
SECRETARY OF STATE

ADMINISTRATIVE DISSOLUTION
OR REVOCATION FOR A
FOR-PROFIT CORPORATION
STATE OF MISSOURI
REBECCA MCDOWELL COOK
Secretary of State
00385375
MOBERLY HOSPITAL, INC.
% CSC-LAWYERS INC. SERVICE CO.
235 EAST HIGH STREET
JEFFERSON CITY MO 65102
The above corporation has failed to comply with Section 351.484, 351.525 or, 351.598 RSMo, by:
( ) Failing to pay its franchise taxes and/or file a franchise tax report;
(x) Failing to file a correct annual report to the Secretary of State;
( ) Failing to maintain a registered agent or registered office;
( ) Failing to extend its period of duration;
( ) Procuring its franchise with the use of fraud;
( ) Operating outside the authority conferred by law or by violating the criminal law after written demand to discontinue was delivered;
( ) Failing to pay any final assessment of employer withholding tax;
( ) Failing to pay any final assessment of sales and use taxes, including local sales taxes;
Therefore, the above corporation stands administratively dissolved or revoked under the provisions of Section 351.486 or Section 351.602, RSMo, as of AUGUST 31, 1995
NOW, THEREFORE, I, Rebecca McDowell Cook, Secretary of State, do hereby declare the above corporation administratively dissolved or revoked by this state, subject to rescission as in these acts provided.
IN TESTIMONY WHEREOF, I hereunto set my hand and affix my seal this 31ST DAY OF AUGUST, 1995.
/s/ Rebecca McDowell Cook
Secretary of State

FILED
OCT 4 1995
Rebecca McDowell Cook
SECRETARY OF STATE
STATE OF MISSOURI
REBECCA MCDOWELL COOK, Secretary of State
P. O. Box 778, Jefferson City, MO 65102
CORPORATE DIVISION
Application for Rescinding
Administrative Dissolution
(Submit in duplicate with a filing fee of $55 General Business, $25 Nonprofit)
(1) The corporation’s name is: Moberly Hospital, Inc.
(Note: The corporate name is held for two (2) years from date of administrative dissolution. If name is not available after this time, the Articles must be amended to change the name.)
(2) The date of the administrative dissolution was: 8/31/95
(3) The grounds for administrative dissolution which have been eliminated were: (Check appropriate box or boxes)
[X] Failing to file an annual registration report;
Failing to maintain a registered agent or office;
Failing to extend the period of duration;
Procuring its Charter/Authorization by fraud;
Failing to pay/file franchise taxes;
Failing to pay any final assessment of employer withholding tax or sales and use taxes, including local sales taxes.
(4) Attached is a certificate of tax clearance from the Department of Revenue reciting that all state taxes have been paid.
In affirmation of the facts stated above,
/s/ Sara Martin-Michels, Assistant Secretary 10/2/95

COLLECTIONS BUREAU
P O BOX 3666
JEFFERSON CITY MO 65105-3666
STATE OF MISSOURI
Department of Revenue
(314) 751-9268
JEFF CITY FILING
RAND SOUDEN
222 E DUNKLIN STE 102
JEFFERSON CITY MO 65101
October 4, 1995
RE: REINSTATEMENT OF CORPORATION RIGHTS OF: MOBERLY HOSPITAL, INC.
CORPORATION NO: 00385375
UNDER SECTION 351.488, RSMo
Dear Mr. Soudan:
In response to the corporation’s request, a review of the tax records has been completed. There are no delinquencies with respect to Missouri state taxes.
This letter does not limit the authority of the Department of Revenue to conduct audits or reviews of the taxpayer’s records. Further this letter does not restrict the Department from pursuing collection of liabilities arising from such audits or reviews.This letter does not constitute reinstatement of corporation status or rights. To be reinstated, this letter must be presented to the Missouri Secretary of State, along with the required affidavit and any other information requested by the Office of the Secretary of State. THIS LETTER REMAINS VALID FOR 30 DAYS FROM THE ISSUANCE DATE.
Sincerely,
/s/ Michael J. Roggero
Michael J. Roggero
Administrator
HB:DU0830
CBN001
95277030154

FILED
OCT 4 1995
Rebecca McDowell Cook
SECRETARY OF STATE
STATE OF MISSOURI
REBECCA MCDOWELL COOK, Secretary of State
P. O. Box 778, Jefferson City, MO 65102
CORPORATE DIVISION
Application for Rescinding
Administrative Dissolution
(Submit in duplicate with a filing fee of $55 General Business, $25 Nonprofit)
(1) The corporation’s name is: Moberly Hospital, Inc.
(Note: The corporate name is held for two (2) years from date of administrative dissolution. If name is not available after this time, the Articles must be amended to change the name.)
(2) The date of the administrative dissolution was: 8/31/95
(3) The grounds for administrative dissolution which have been eliminated were: (Check appropriate box or boxes)
[X] Failing to file an annual registration report;
Failing to maintain a registered agent or office;
Failing to extend the period of duration;
Procuring its Charter/Authorization by fraud;
Failing to pay/file franchise taxes;
Failing to pay any final assessment of employer withholding tax or sales and use taxes, including local sales taxes.
(4) Attached is a certificate of tax clearance from the Department of Revenue reciting that all state taxes have been paid.
In affirmation of the facts stated above,
/s/ Sara Martin-Michels, Assistant Secretary 10/2/95

COLLECTIONS BUREAU
P O BOX 3666
JEFFERSON CITY MO 65105-3666
STATE OF MISSOURI
Department of Revenue
(314) 751-9268
JEFF CITY FILING
RAND SOUDEN
222 E DUNKLIN STE 102
JEFFERSON CITY MO 65101
October 4, 1995
RE: REINSTATEMENT OF CORPORATION RIGHTS OF: MOBERLY HOSPITAL, INC.
CORPORATION NO: 00385375
UNDER SECTION 351.488, RSMo
Dear Mr. Soudan:
In response to the corporation’s request, a review of the tax records has been completed. There are no delinquencies with respect to Missouri state taxes.
This letter does not limit the authority of the Department of Revenue to conduct audits or reviews of the taxpayer’s records. Further this letter does not restrict the Department from pursuing collection of liabilities arising from such audits or reviews.This letter does not constitute reinstatement of corporation status or rights. To be reinstated, this letter must be presented to the Missouri Secretary of State, along with the required affidavit and any other information requested by the Office of the Secretary of State. THIS LETTER REMAINS VALID FOR 30 DAYS FROM THE ISSUANCE DATE.
Sincerely,
/s/ Michael J. Roggero
Michael J. Roggero
Administrator
HB:DU0830
CBN001
95277030154

RECEIVED
NOV 08 1995
Rebecca McDowell Cook
SECRETARY OF STATE
STATE OF MISSOURI
REBECCA MCDOWELL COOK, Secretary of State
P. O. Box 778, Jefferson City, MO 65102
CORPORATE DIVISION
Statement of Change of Business Office
of a Registered Agent
Instructions
1. The filing fee for this change is $10.00. Change must be filed in DUPLICATE.
2. P.O. Box may only be used in conjunction with Street, Route or Highway.
3. Agent and address must be in the State of Missouri.
4. The corporation or limited partnership cannot act as its own registered agent. The registered agent should sign in his individual name, unless the registered agent is a corporation, in which case the execution should be by proper officers.
Charter No 00385375
The undersigned registered agent, for the purpose of changing its business office in Missouri as provided by the provisions of “The General and Business Corporation Act in Missouri,” or the “Missouri Uniform Limited Partnership”
1. The name of the corporation/limited partnership is MOBERLY HOSPITAL, INC.
2. The name of this registered agent is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company
3. The address, including street number, if any, of the present business office of the registered agent is 235 East High Street, P.O. Box 1069, Jefferson City, MO 65102
4. The address, including street number, if any, of the business office of the registered agent is hereby changed to 222 East Dunklin Street, Jefferson City, MO 65101
5. Notice in writing of the change has been mailed by the registered agent to the corporation/limited partnership named-above.
6. The address of the registered office of the corporation/limited partnership named above and the business office of the registered agent, as changed, is identical.

FILED
NOV 8 1995
Rebecca McDowell Cook
SECRETARY OF STATE
(The following should be executed only if the registered agent is a natural person)
IN WITNESS WHEREOF, the undersigned registered agent has caused this report to be executed this ___ day of ___,19___
Signature of Registered Agent
State of ___
County of ___
On this ___ day of ___, in the year 19___, before me, ___, a Notary Public in and for said state, personally appeared ___ known to me to be the person who executed the within Statement of Change of Business Office and acknowledged to me that ___ executed the same for the purposes therein stated.
(Notarial Seal)
Notary Public
My commission expires ___
(The following should be executed only if the registered agent is a corporation)
IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its president or vice president, attested by its secretary or assistant secretary this 27th October, 1995
(Corporate Seal)
If no seal, state “none”.
Corporation Service Company d/b/a
CSC-Lawyers Incorporating Service
By /s/ Daniel R. Butler
Daniel R. Butler, President
Attest:
/s/ Bruce R. Winn
Bruce R. Winn, Secretary
State of Delaware
County of New Castle
On this 27 day of October, in the year 1995, before me, Janet B. Woznicki, a Notary Public in and for said state, personally appeared Bruce R. Winn, Secretary, Corporation Service Company,

d/b/a CSC-Lawyers Incorporating Service Company known to me to be the person who executed the within Statement of Change of Business Office in behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.
JANET B. WOZNICKI
NOTARY PUBLIC OF DELWARE
APPOINTED AUGUST 5, 1992
TERM 4 YEARS
/s/ Janet B. Woznicki
My commission expires 8-5-96

FILED
APR 05 1999
Rebecca McDowell Cook
SECRETARY OF STATE
STATE OF MISSOURI
REBECCA MCDOWELL COOK, Secretary of State
P. O. Box 778, Jefferson City, MO 65102
CORPORATE DIVISION
Statement of Change of Business Office Address
by a Registered Agent of a
Foreign or Domestic For Profit or Nonprofit Corporation
Instructions
1. This form is to be used by a registered agent of a for profit or nonprofit corporation to change the address of the business office of the registered agent.
2. The filing fee for this change is $10.00. Change must be filed in DUPLICATE.
3. P.O. Box may only be used in conjunction with a physical street address.
4. Agent and address must be in the State of Missouri.
5. The corporation cannot act as its own registered agent. The registered agent should sign his/her individual name, unless the registered agent is a corporation, in which case the execution should be by proper officers.
Charter No. 3 8 5 3 7 5
The undersigned registered agent, for the purpose of changing its business office in Missouri, represents that:
1. The name of the corporation is: MOBERLY HOSPITAL, INC.
2. The name of the registered agent is: CORPORATION SERVICE COMPANY D/B/A CSC—LAWYERS INCORPORATING SERVICE COMPANY
3. The address, including street number, of the present business office of the registered agent is: 222 EAST DUNKLIN STREET, JEFFERSON CITY, MO 65101
4. The address, including, street number, of the business office of the registered agent is hereby. changed to: 221 BOLIVAR STREET, JEFFERSON CITY, MISSOURI 65101
5. Notice in writing of the change has been mailed by the registered agent to the corporation named above.
6. The address of the registered office of the corporation named above and the business office of the registered agent, as changed, is identical.
In affirmation of the facts stated above

CORPORATION SERVICE COMPANY D/B/A
CSC-LAWYERS INCORPORATING SERVICE COMPANY
By: /s/ John H. Pelletier, JOHN H. PELLETIER, ASST. VP 4/5/99

State of Missouri
Change/Resignation of Agent 1 Page(s)
T0331415588
File Number: 200331711648
Charter #: 00385375
Date Filed: 11/10/2003 11:14 AM
Matt Blunt
Secretary of State
Statement of Change of Registered Agent and/or
Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation
Instructions
1. This form is to be used by either a for profit or nonprofit corporation to change either or both the name of its registered agent and/or the address of its existing registered agent.
2. There is a $10.00 fee for filing this statement. It must be filed in DUPLICATE.
3. P.O. Box may only be used in conjunction with a physical street address.
4. Agent and address must be in the State of Missouri.
5. The corporation may not, act as its own agent.
Charter No. 385375
(1) The name of the corporation is: MOBERLY HOSPITAL, INC.
(2) The address, including street and number, of its present registered office (before change) is: 221 Bolivar Street, Jefferson City, MO 65101
(3) The address, including street and number, of its registered office is hereby changed to: 300-B East High Street, Jefferson City, MO 65101
(4) The name of its present registered agent (before change) is: CSC Lawyers Incorporating Service
(5) The name of the new registered agent is: National Registered Agents, Inc.
Authorized signature of new registered agent must appear below: /s/ Stephanie Thomas
(6) The address of its registered office and the address of the office of its registered agent, as changed, will be identical.
(7) The change was authorized by resolution duly adopted by the board of directors.
In affirmation of the facts stated above,
/s/ Kimberly A. Wright, Kimberly A. Wright
Asst. Sec. October 23, 2003